Exhibit 10.5

Equity Disposal Agreement

This Equity Disposal Agreement (hereinafter referred to as “the Agreement”) was signed by the following parties (hereinafter referred to as “the parties to the Agreement”) on May 15, 2019 in Beijing, China:

Party A: Beijing Hongtao Management Consulting Co., Ltd. ("Hongtao Consulting")

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Party B:

Tian Xiangyang, ID number: 132521197207010022

Address: West Liangku Yard No.22, West Shuncheng Street, Shacheng Town, Huailai County, Zhangjiakou City, Hebei Province

Tian Zhihai, ID number: 1325211076030014

Address: No.90, Nanguan Village, Ansu Town, Xushui District, Baoding City, Hebei Province

Liu Zexian, ID number: 130730199312150419

Address: No. 158, East 11 Row, Olympics Street, Xiaozhuangzi Village, North Xinbao Town, Huailai County, Zhangjiakou city, Hebei Province

Gao Xuewei, ID number: 132423197707022086

Address: No.90, Nanguan Village, Ansu Town, Xushui District, Baoding City, Hebei Province

Li Chunduo, ID number: 1101096202220622

Address: No.5, Yard 49, JIanguo Road, Mentougou District, Beijing

Party C: Beijing Luji Technology Co., Ltd. (hereinafter referred to as "Luji Technology")

Address: Room 1206, 11th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing

In view of:

1.      Party A is a wholly foreign-owned enterprise legally registered and validly existing in the territory of the People's Republic of China;

2.      Party C is a limited liability company incorporated in China;

3.      Party Bs are shareholders of Luji Technology (collectively referred to as the “Authorized Parties”), of which Tian Xiangyang holds 80% of the equity, Tian Zhihai holds 5%, Liu Zexian holds 5%, Gao Xuewei holds 5%, and Li Chunduo holds 1%.

4.      Party A and Party B signed a Shareholding Pledge Agreement, under which Party B provides guarantee for Luji Technology to fulfill its obligations under the Exclusive Consultating and Service Agreement with Party A. In order to ensure security of the mortgage, and take into account the technical support provided by Party A to Luji Technology and the good cooperation relationship, all parties reached the following agreement.

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1.      Granting options

1.1      Grant

All parties to this Agreement agree that, from the effective date of this Agreement, Party A has an exclusive option right unless disclosed to Party A and obtaining prior written consent of Party A. Party A or its designated third party may purchase the entire shareholding rights of the authorized party in Luji Technology at any time with the minimum price permitted by Chinese laws and regulations subject to conditions of this Agreement. Party A is granted with option rights upon signing of this Agreement, and such authorization shall be irrevocable or changeable upon the expiration of this Agreement (including extension according to Article 1.2 below).

1.2      Term

This Agreement shall be signed and come into effect by all parties on the date indicated in the text. This Agreement shall be valid for ten years from the date of signing. Before the expiration of this Agreement, all parties shall extend the term of this Agreement according to requirements of Party A, and sign a separate equity disposal agreement or continue to perform this Agreement according to Party A's request.

2.      Exercise of option rights and delivery

2.1      Exercise time

2.1.1      The authorized parties agree that Party A may exercise part or all options rights under this Agreement at any time after the signing subject to laws and regulations of the People's Republic of China.

2.1.2      The authorized parties agree that Party A's times of exercise are not limited unless it has acquired and held the entire share capital of Luji Technology.

2.1.3      The authorized parties agree that Party A may designate a third party to exercise its right on its behalf, but Party A shall notify Authorized Parties in writing when exercising.

2.2      Disposition of exercise price

The authorized parties agree that when Party A exercises its rights, all exercise fund obtained by the Authorized Parties will be given away to Luji Technology for free, or transfer exercise fund from the authorized parties to Luji Technology in other ways agreed by Party A in writing.

2.3      Transfer

The authorized parties agree that option rights under this Agreement may be transferred in part or in whole by Party A to a third party without obtaining prior consent of the Authorized Parties. The third party shall be deemed as a party to this Agreement to exercise option rights under the terms of this Agreement and to assume Party A's rights and obligations under this Agreement.

2.4      Exercise notice

If Party A exercises rights, it shall notify the authorized parties in writing ten working days before the delivery date (as defined below). The notice shall specify the following terms:

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2.4.1      The effective delivery date of equity after exercising option rights (hereinafter referred to as “delivery date”);

2.4.2      The name of holder to be registered in the equity after exercising option rights;

2.4.3      The number of shares and proportions purchased from the authorized person;

2.4.4      Exercise price and its payment method;

2.4.5      Power of Attorney (if a third party designated by Party A acts on its behalf).

All parties agree that Party A may appoint a third party at any time and exercise options rights and register equity in the name of the third party.

2.5      Transfer equity

When Party A exercises its option rights each time, within 10 working days from the date of receiving exercise notice issued by Party A in accordance with Article 2.4 of this Agreement:

(1)      The authorized parties shall urge Luji Technology to convene a shareholders’ meeting in time, at which the resolution of the shareholders’ meeting that authorizes the transfer of equity to Party A and/or its designated third party shall be approved;

(2)      The authorized parties shall sign a transfer agreement that is substantially consistent with the equity transfer agreement set out in Annex 1 to this Agreement with Party A (or, where applicable, the designated third party);

(3)      Party B shall sign all other required contracts, agreements or documents, obtain all necessary government approvals and consents, without attaching any warranty interest, take all necessary actions to transfer effective ownership of purchased equity to Party A and/or its designated third party, and ensure Party A and/or its designated third party become the registered business owner of the purchased equity, and submit to Party A or its designated third party the latest business license, articles of association, approval certificate (if applicable) and other relevant documents issued or registered by relevant Chinese authorities, which shall reflect changes in the shareholding of Luji Technology, changes in directors and legal representatives etc.

3.      Statement and warranty

3.1      The authorized parties state and warrant as below:

3.1.1      They have full rights and authorization to sign and perform this Agreement;

3.1.2      The performance of this Agreement and obligations does not violate laws, regulations and other agreements, and does not require approval or authorization of the government department;

3.1.3      There are no litigation, arbitration or other judicial or administrative proceedings that are pending or may materially affect the performance of this Agreement;

3.1.4      All circumstances that may have adverse impacts on the performance of this Agreement have been disclosed to Party A;

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3.1.5      They are not bankrupt, and financial condition is sound and sound;

3.1.6      There is no pledge, guarantee, liability and other debs from third-parties in the shareholding of Luji Technology, and it is not subject to third parties' recourse, except the equity pledge agreement signed by Party A and Party B;

3.1.7      No pledge, liability and other debs from third-parties will be placed on their shares of Luji Technology, and will not dispose their shares to Party A or designated third parties by means of transfer, donation, pledge or others;

3.1.8      The option rights granted to Party A shall be exclusive and the authorized parties shall not grant option rights or similar rights to other persons other than Party A or the designated third party in any other way;

3.1.9      During the term of this Agreement, the operating business of Luji Technology complies with laws, regulations, rules and other administrative regulations and guidelines promulgated by competent government authorities, and there is no violation of above provisions that constitutes a significant adverse impact on the business or assets of the company;

3.1.10      Maintain the existence of Luji Technology in accordance with good financial and commercial standards and practices. Prudently and effectively operate its business and transactions, and do its utmost to obtain licenses, certificates and approvals required for its operations, and ensure that such licenses, certificates and approvals are not cancelled, withdrawn or declared as invalid;

3.1.11      Provide all operational and financial information about Luji Technology to Party A at its request;

3.1.12      Before Party A (or its designated third party) exercising option rights and acquiring the entire equity or interest in Luji Technology, except obtaining the written consent of Party A (or its designated third party), Luji Technology shall not:

(a)      sell, transfer, mortgage or dispose any asset, business or revenue, or permit to set other security interest (except generated in normal or daily business process or disclosed to Party A and obtaining prior written content of Party A);

(b)      transactions that are materially and adversely affecting its assets, liabilities, operations, equity and other legal rights (except arising in normal or daily business process or disclosed to Party A and obtaining prior written content of Party A);

(c)      distribute dividends and bonuses to shareholders in any forms;

(d)      occurrence, inheritance, guarantee or permission of any debt, but (i) debt arising from normal or daily business process rather than borrowing; (ii) except debt disclosed to Party A and obtaining prior written content of Party A;

(e)      sign any major contract, except contracts signed in daily business process (for this paragraph, it is considered a major contract if contract value exceeds [1 million] yuan):

(f)      increase or decrease registered capital of Luji Technology through a resolution of the shareholders’ meeting, or change structure of the registered capital separately;

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(g)      supplement, change or modify Articles of Association of Luji Technology in any form;

(h)      merge or unite with any individual, or acquire or invest in any individual.

3.1.13      Before Party A (or its designated third party) exercising option rights and acquiring the entire equity or interest in Luji Technology, except obtaining the written consent of Party A (or its designated third party), Party B shall not jointly or separately:

(a)      supplement, change or modify Articles of Association of Luji Technology of Luji Technology in any form, and such supplements, changes or modifications will materially adversely affect Luji Technology's assets, liabilities, operations, equity and other legal rights (except increase capital in the same proportion to meet requirements of laws), or may affect the effective implementation of this Agreement and other agreements signed by Party A, Party B and Luji Technology;

(b)      assist Luji Technology to reach a transaction that have material adverse impact on its assets, liabilities, operations, equity and other legal rights (except arising in normal or daily business process or disclosed to Party A and obtaining prior written content of Party A);

(c)      promote the resolution of dividends and bonuses by shareholders of Luji Technology;

(d)      sell, transfer, mortgage or dispose legal or beneficial interest in any share of Luji Technology at any time from the effective date of this contract, or permit any other security interest;

(e)      promote shareholders’ meeting of Luji Technology to approve the sale, transfer, mortgage or dispose legal or beneficial interest in any equity, or permit any other security interest;

(f)      promote shareholders’ meeting of Luji Technology to approve the merger or association with any individual, or acquire or invest in any individual, or any other forms of reorganization;

(g)      Perform self-financing, liquidation or dissolution of Luji Technology.

3.1.14      Before Party A (or its designated third party) exercising option rights or acquiring equity or assets of Luji Technology, Party B promises:

(a)      immediately notify Party A in writing of any litigation, arbitration or administrative proceedings that have occurred or may occur in relation to equity, or any adverse impacts on such equity;

(b)      convene shareholders’ meeting of Luji Technology to review and approve the transfer of purchased equity as stipulated in this Agreement, urge Luji Technology to revise its Articles of Association to indicate the transfer of equity from Party B to Party A and/or its designated third party and other changes set forth in this Agreement, and immediately apply for approval to competent authorities in China (if such approval is required by law), go through change registration, and urge Luji Technology to approve the assigned person of Party A and/or its designated third party as a new director and new legal representative through the resolution of the shareholders' meeting;

(c)      in order to maintain legal and valid ownership of the equity, sign all necessary or appropriate documents, take all necessary or appropriate measures and complaints or make necessary and appropriate defenses against all claims;

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(d)      Upon request by Party A, transfer equity to a designated third party unconditionally and immediately at any time and waive its priority purchase rights to transfer to another existing shareholder;

(e)      Strictly abide by the provisions of this contract and other contracts signed by Party B and Party A jointly or separately, and earnestly perform obligations under the contracts without any acts/omissions effecting validity and enforceability of such contracts.

3.2      Commitment

The authorized parties promises to Party A that they bear all expenses incurred from equity transfer, and go through all necessary procedures for Party A and/or its designated third party to become shareholders of Luji Technology. The procedures include but not limited to assisting Party A in obtaining necessary approvals of equity transfer from government departments, submitting equity transfer agreement, the shareholders' meeting resolution and other documents to relevant business administration department, and amending the company's articles of association, the register of shareholders, and other files.

3.3      Party B hereby state and warrant jointly and individually to Party A on the date of signing this contract and on each delivery date:

(1)      It has any equity transfer agreement (each referred to as the “transfer agreement”) signed and delivered by this contract, signed for purchased equity for each transfer as one party, and rights and capabilities to fulfill obligations under the contract and any assignment agreement. Once signing this contract and each of its transfer agreements, they will constitute legal, valid and binding obligations and may be enforced in accordance with their terms;

(2)      Neither signing or delivery of this contract or any transfer agreement nor the performance of its obligations will: (i) violate any relevant laws and regulations in China; (ii)violate Articles of Association or other organizational files; (iii)breach any binding contracts or instruments; (iv) violate any license or approval and/or conditions for continues validity; or (v) any suspension or revoked or attached condition in any license or approval;

(3)      Party B has good and saleable ownership of all shares of Luji Technology. Party B has not set any security interest in the above equity;

(4)      Luji Technology does not have any outstanding debts, except (i) debts incurred in its normal course of business, and (ii) debts that have been disclosed to Party A and have obtained prior written consent of Party A;

(5)      Luji Technology complies with all laws and regulations applicable to the acquisition of equity and assets;

(6)      There is no undergoing, pending or possible litigation, arbitration or administrative procedure related to Luji Technology's equity, assets or related to Luji Technology.

4.      Tax

Taxes generated by all parties in the performance of this Agreement shall be borne independently.

5.      Default

5.1      If Party B or Party C violates this Agreement or any representations or warranties in this Agreement, Party A may notify the defaulting party in writing to correct within 10 days of receiving the notice, take corresponding measures in a timely and effective manner to avoid damage, and continue to perform this Agreement. In the event of damage, the defaulting party shall compensate Party A to enable Party A to obtain all rights and interests in the performance of the contract.

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5.2      If Party B or Party C fail to correct within 10 days after receiving the notice in accordance with provisions of Article 5.1, Party A has the right to request the defaulting party to pay any costs, liabilities or losses suffered by Party A due to breach of contract (including but not limited to interest and attorney's fee due to breach of contract). At the same time, Party A has the right to execute the Equity Transfer Agreement attached to this Agreement to transfer the equity held by Party B to Party A and/or its designated third party.

6.      Jurisdiction law and dispute resolution

6.1      Governing law

The laws of the People's Republic of China are applicable to this Agreement, including but not limited to the completion, performance, validity and interpretation of this Agreement.

6.2      Friendly negotiation

In the event of a dispute arising out of the interpretation or performance of this Agreement, all parties to the Agreement shall settle through friendly negotiation or mediation of a third party. If cannot be resolved through the above methods, the dispute shall be submitted to the arbitration agency within 30 days from the start of dispute.

6.3      rbitration

Any dispute arising from this Agreement shall be submitted to the China International Economic and Trade Arbitration Commission (Beijing) for arbitration in accordance with its arbitration rules. The place of arbitration is Beijing. The arbitral award is final and binding on all parties to this Agreement.

7.      Confidentiality

7.1      Confidentiality

The contents of this Agreement and its attachments shall be kept confidential. All parties shall not disclose any information of this Agreement to any third party (except prior written consent of All parties). The terms and shall remain valid after the termination of this Agreement.

7.2      Exception

If confidential information should be disclosed in accordance with laws, court decisions, arbitral awards, and decisions of government regulatory agencies, the disclosure of such information should not be considered a violation of Article 7.1.

8.      Others

8.1      Entire agreement

All parties hereby confirm that this Agreement is fair and reasonable on the basis of equality and mutual benefit. This Agreement comprises the entire subject of all parties. If all previous discussions, negotiations and agreements are inconsistent with this Agreement, this Agreement shall prevail. This Agreement shall be amended by all parties in writing. The attachment is an integral part of this Agreement and has the same effect as this Agreement.

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8.2      Notice

8.2.1      Notices issued by all parties for the performance of their rights and obligations under this Agreement shall be made in writing and delivered by assigned personnel, registered post, postage prepaid mail, express courier service, or fax to the following address:

Party A: Beijing Hongtao Management Consulting Co., Ltd. ("Hongtao Consulting")

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel: 010-57551198

Recipient: Tian Xiangyang

Party B:

Tian Xiangyang

Address: 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel: 13031121536

Recipient: Tian Xiangyang

Tian Zhihai

Address: 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel: 18710121183

Recipient: Tian Zhihai

Liu Zexian

Address: 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel: 18831332105

Recipient: Liu Zexian

Gao Xuewei

Address: 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Tel: 15832272634

Recipient: Gao Xuewei

Li Chunduo

Address: 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Fax:

Tel: 13241593921

Recipient: Li Chunduo

Party C: Beijing Luji Technology Co., Ltd.

Address: 3 Room 1206, 11th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing

Fax:010-57551198

Tel: 010-57551198

Recipient: Tian Xiangyang

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8.2.2      Notices and correspondences shall be deemed as delivered if:

8.2.2.1      If delivered by fax, the date record shown on the fax shall be the delivery date, but when the fax is delivered later than 5 pm or on non-working days of the place of delivery, the next working day of the record shall be the delivery date;

8.2.2.2      If delivered by assigned personnel (including express delivery), the date of receipt shall be the delivery date;

8.2.2.3      If delivered by registered mail, the 15th day after the date on the receipt shall be the delivery date.

8.2.3      Binding

This Agreement is binding on all parties.

8.3      Language

This Agreement is in eight copies written in Chinese, and each party shall hold one.

8.4      Day and working day

The “day” in this Agreement refers to the date on the calendar; the “working day” refers to Monday to Friday.

8.5      Headings

The headings of this Agreement are for convenience only and are not used for interpretation of this Agreement.

8.6      Supplementary provisions

The obligations, commitments and responsibilities of the authorized parties to Party A under this Agreement are separate and common, and the authorized parties shall bear joint and several liability. The default of either authorized parties automatically constitutes the default of the authorized parties for Party A.

8.7      Outstanding matters

For matters not covered by this Agreement, all parties shall resolve in accordance with laws of the People’s Republic of China through negotiation.

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[There is no text on this page, the following are signature pages of Equity Disposal Agreement]

Party A: Beijing Hongtao Management Consulting Co., Ltd.
(Seal)
Authorized representative:	/s/ Tian Xiangyang
Tian Xiangyang

Party B:

/s/ Tian Xiangyang	/s/ Tian Zhihai
Tian Xiangyang	Tian Zhihai

/s/ Liu Zexian	/s/ Gao Xuewei
Liu Zexian	Gao Xuewei

/s/ Li Chunduo
Li Chunduo

Party C: Beijing Luji Technology Co., Ltd.
Authorized representative:	/s/ Tian Xiangyang
Tian Xiangyang

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Annex 1: Equity Transfer Agreement

Equity Transfer Agreement

This Equity Transfer Agreement (hereinafter referred to as “the Agreement”) was signed by the following parties (hereinafter referred to as “the parties to the Agreement”) on May 15, 2019 in Beijing, China:

Party A: Beijing Hongtao Management Consulting Co., Ltd. ("Hongtao Consulting")

Address: Room 1106, Building 16, No. 30, Shixing Street, Shijingshan District, Beijing

Party B:

ian Xiangyang, ID number: 132521197207010022

Address: West Liangku Yard No.22, West Shuncheng Street, Shacheng Town, Huailai County, Zhangjiakou City, Hebei Province

Tian Zhihai, ID number: 1325211076030014

Address: No.90, Nanguan Village, Ansu Town, Xushui District, Baoding City, Hebei Province

Liu Zexian, ID number: 130730199312150419

Address: No. 158, East 11 Row, Olympics Street, Xiaozhuangzi Village, North Xinbao Town, Huailai County, Zhangjiakou city, Hebei Province

Gao Xuewei, ID number: 132423197707022086

Address: No.90, Nanguan Village, Ansu Town, Xushui District, Baoding City, Hebei Province

Li Chunduo, ID number: 1101096202220622

Address: No.5, Yard 49, JIanguo Road, Mentougou District, Beijing

Party C: Beijing Luji Technology Co., Ltd. (hereinafter referred to as "Luji Technology")

Address: Room 1206, 11th Floor, 301, 3-17 F, Building 5, Block 1, Hangfeng Road, Fengtai District, Beijing

In this contract, Party A, Party B and Party C are separately called “party” and collectively called “all parties”.

In view of:

1.      Party A is a wholly foreign-owned enterprise legally registered and validly existing in the territory of the People's Republic of China (hereafter referred to as “China”);

2.      Party C is a limited liability company incorporated in China, and Party B holds 100% shares of Party C currently;

3.      Party B is willing to comply with relevant provisions of Equity Disposal Agreement signed with Party A on May 15, 2019, and when Party A and/or its designated third party exercise their option rights, Party A shall transfer part or all equity of Party C to Party A and/or its designated third party, and Party A and/or its designated third party agree to accept the equity (hereinafter referred to as “equity transfer”).

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Accordingly, both parties reached the following agreement:

1.      Equity transfer

1.1      Party B agrees to transfer relevant equity to Party A, of which Tian Xiangyang transfers 80%, Tian Zhihai transfers 5%, Liu Zexian transfers 5%, and Gao Xuewei transfers 5%, Li Chunduo transfers 5%, and Party A agrees to accept transfer. After transfer, Party A holds 100% of equity .

1.2      As the consideration for the equity transfer, Party A shall pay _____ yuan to Tian Xiangyang in accordance with the provisions of Article 2, _____ yuan to Tian Zhihai, _____ yuan to Liu Zexian, _____ yuan to Gao Xuewei, and _____ yuan to Li Chunduo.

1.3      Party B agrees the equity transfer under this Article and is willing and will promote other shareholders of Party C (except Party B) to sign necessary documents including the resolution of the shareholders' meeting and waiver of the priority to purchase relevant shares, and other necessary procedures of equity transfer.

1.4      Party B and Party C shall jointly and separately take all necessary actions, including but not limited to signing this Agreement, passing resolutions of the shareholders' meeting, amendments to the Articles of Association etc., in order to transfer equity from Party B to Party A, and Party A shall complete all government approvals or industrial and commercial registration procedures within ten working days from the date of issuing exercise notice in accordance with provisions of the Equity Disposal Agreement to ensure Party A to become the registered owner of the equity.

2.      Payment of equity transfer money

2.1      Within five working days after signing of this Agreement, Party A shall pay _____ yuan to Tian Xiangyang, ______ yuan to Tian Zhihai, _____ yuan to Liu Zexian, _____ yuan to Gao Xuewei, and _____ yuan to Li Chunduo; within five working days after completing all government approvals and registration procedures related to equity transfer, pay _____ yuan to Tian Xiangyang, _____ yuan to Tian Zhihai, _____ yuan to Liu Zexian, _____ yuan to Gao Xuewei, and _____ yuan to Li Chunduo.

2.2      Party B shall issue a receipt to Party A within five working days of each payment mentioned in Article 2.1.

3.      Declaration and guarantee

3.1      All parties hereby declare and warrant:

(a)      they are legally established and existing companies or individuals with full capacity of civil conduct, having full authority and ability to sign and perform this Agreement and other required documents;

(b)      they have taken or will take all necessary actions to properly and effectively authorize the signing, delivery and performance of this Agreement and all other documents relating to the transactions under this Agreement, and such signature, delivery and fulfillment does not violate any relevant laws, regulations or government regulations, and does not infringe legal rights and interests of any third party.

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3.2      Party B and Party C jointly and separately declare and guarantee to Party A:

(a)      Party B currently holds 100% Party C’s equity legally and effectively. Party B's acquisition and holding of the equity does not violate any laws, regulations or government provisions, nor infringe interests and rights of any third party;

(b)      Party C is a limited liability company properly established and validly existing under the laws of the People's Republic of China. It has full rights and capabilities to own, dispose of and operate its assets and business, and conducts ongoing or planned business. Party C has obtained all licenses, qualification certificates or other government approval, filing or registration procedures on conducting all business set forth in the business license;

(c)      Party C has not violated any relevant laws and regulations or government regulations since its establishment;

(d)      There is no security interest or any other third party rights in Party C's equity held by Party B, unless otherwise agreed by Party A and Party B;

(e)      There is no omission in providing Party A any documents or information about Party C or its business that may affect its decision to enter into this Agreement;

(f)      Prior to the completion of the equity transfer, they will not authorize or promise to issue new shares in addition to existing shares on the date of signing this Agreement, and will not change the form of registered capital or shareholder structure of Party C.

4.      Effective date and term

This Agreement is signed and taken into effect at the same time as indicated in the text.

5.      Dispute resolution

In the event of a dispute among all parties regarding the interpretation and performance of the terms of this Agreement, all parties shall settle in good faith. If all parties fail to resolve within 30 days, either party may submit to the China International Economic and Trade Arbitration Commission for arbitration in accordance with its current arbitration rules. The place of arbitration is in Beijing; the language used for arbitration is Chinese. The arbitral award shall be final and binding on both parties.

6.       Applicable law

The validity, interpretation and enforcement of this Agreement shall be governed by the laws of the People's Republic of China.

7.      Amendment and supplement of this Agreement

All parties shall modify and supplement this Agreement in writing. Amendments and supplemental agreements duly signed by all parties are integral parts of this Agreement and have the same legal effect as this Agreement.

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8.      Segmentation of this Agreement

If any provision of this Agreement is invalid or unenforceable due to inconsistency with relevant laws, the term is only invalid or incapable within the jurisdiction of relevant laws and shall not affect the legal effect of other provisions of this Agreement.

9.      Annex to this Agreement

Annex is an integral part of this Agreement and has the same legal effect as this Agreement.

10.      Others

10.1      This Agreement in in seven copies written in Chinese, and each party shall hold one copy.

10.2      If Party A designates any third party to exercise option rights, then Party A in the Equity Transfer Agreement refers to Party A and/or its designated third party.

[There is no text below]

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[There is no text on this page, the following are signature pages of Equity Disposal Agreement]

Party A: Beijing Hongtao Management Consulting Co., Ltd.
(Seal)
Authorized representative:	/s/ Tian Xiangyang
Tian Xiangyang

Party B:

/s/ Tian Xiangyang	/s/ Tian Zhihai
Tian Xiangyang	Tian Zhihai

/s/ Liu Zexian	/s/ Gao Xuewei
Liu Zexian	Gao Xuewei

/s/ Li Chunduo
Li Chunduo

Party C: Beijing Luji Technology Co., Ltd.
Authorized representative:	/s/ Tian Xiangyang
Tian Xiangyang

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